Exhibit 99.1

Second Quarter 2014
Earnings Release
and Supplemental Information

ACC7 Data Center - Ashburn, VA
SC1 Data Center - Santa Clara, CA

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005 (202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contacts: Jeffrey H. Foster Chief Financial Officer jfoster@dft.com (202) 478-2333	Christopher A. Warnke Manager, Investor Relations investorrelations@dft.com (202) 478-2330

Second Quarter 2014 Results

Table of Contents
Earnings Release	1-4
Consolidated Statements of Operations	5
Reconciliations of Net Income to FFO, Normalized FFO and AFFO	6
Consolidated Balance Sheets	7
Consolidated Statements of Cash Flows	8
Operating Properties	9
Lease Expirations	10
Development Projects	11
Debt Summary and Debt Maturity	12
Selected Unsecured Debt Metrics and Capital Structure	13
Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14
2014 Guidance	15

Note: This press release supplement contains certain non-GAAP financial measures that we believe are helpful in understanding our business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share, Normalized Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net income, earnings per share or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS SECOND QUARTER 2014 RESULTS
Revenues increase 11%; Adjusted FFO per share increases 48%
Midpoint of Normalized FFO guidance range increased $0.05 per share

WASHINGTON, DC, - July 24, 2014 - DuPont Fabros Technology, Inc. (NYSE: DFT) is reporting results for the quarter ended June 30, 2014. All per share results are reported on a fully diluted basis.
Highlights

•
As of June 30, 2014, our operating portfolio was 96% leased and commenced as measured by computer room square feet ("CRSF") and 95% leased and commenced as measured by critical load (in megawatts, or "MW").

•	Quarterly Highlights:

•	Normalized Funds from Operations (“Normalized FFO”) of $0.61 per share representing a 30% increase over the prior year quarter.

•	Adjusted Funds from Operations ("AFFO") per share of $0.62 representing a 48% increase over the prior year quarter.

•	Placed SC1 Phase IIA into service. This development totals 9.10 MW and 44,000 CRSF.

•	Lowered interest rates on ACC3 Term Loan and Unsecured Credit Facility. Increased Unsecured Credit Facility from $400 million to $560 million.

•	Executed three leases totaling 7.10 MW and 47,166 CRSF.

•	Commenced three leases totaling 9.65 MW and 60,900 CRSF.

•	Subsequent to the Second Quarter 2014:

•	Placed ACC7 Phase I into service 17% pre-leased on a critical load basis. This development totals 11.89 MW and 70,000 CRSF.

•
Executed one lease totaling 1.28 MW and 5,370 CRSF at NJ1. This lease is expected to commence in the fourth quarter of 2014. NJ1 Phase I is now 59% leased on a critical load basis and 70% leased on a CRSF basis.

•	Lowered interest rate on $250 million Unsecured Term Loan.
Hossein Fateh, President and Chief Executive Officer, said, “Increasing levels of customer demand drove strong leasing results in the quarter - both in DFT’s existing data centers and in the pre-leasing of our development sites. We are equipped to capture more demand with the 21 new megawatts of development we’ve placed in service in the vibrant data center hubs of Northern Virginia and Santa Clara. Leasing momentum and our financial results allow us to confidently increase the mid-point of our 2014 Normalized FFO guidance by $0.05 per share.”

Second Quarter 2014 Results
For the quarter ended June 30, 2014, earnings were $0.32 per share compared to earnings of $0.18 per share for the second quarter of 2013, an increase of 78%. Revenues increased 11%, or $10.4 million, to $102.0 million for the second quarter of 2014 over the second quarter of 2013. The increase in revenues was primarily due to new leases commencing.
Normalized FFO for the quarter ended June 30, 2014 was $0.61 per share compared to $0.47 per share for the second quarter of 2013. The increase of $0.14 per share, or 30%, from the prior year quarter was primarily due to the following:

•	Higher operating income excluding depreciation of $0.08 per share, and

•	Lower interest expense of $0.06 per share due to lower interest rates and higher capitalized interest.
Normalized FFO of $0.61 per share for the quarter ended June 30, 2014 exceeded the upper end of our guidance range by $0.01 per share due to lower operating and general and administrative expenses.
First Half 2014 Results
For the six months ended June 30, 2014, earnings were $0.63 per share compared to earnings of $0.30 per share for the first half of 2013, an increase of 110%. Revenues increased 14%, or $24.7 million, to $204.0 million for the first six months of 2014 over the year ago period. The increase in revenues was primarily due to new leases commencing.
Normalized FFO for the six months ended June 30, 2014 was $1.20 per share compared to $0.89 per share for the first half of 2013. The increase of $0.31 per share, or 35%, from the year ago period was primarily due to the following:

•	Higher operating income excluding depreciation of $0.19 per share, and

•	Lower interest expense of $0.12 per share due to lower interest rates and higher capitalized interest.
Portfolio Update
During the second quarter 2014, we:

•	Executed and commenced two leases with a weighted average lease term of 5.1 years totaling 5.10 MW and 38,989 CRSF.

•	One lease at VA3 totaling 2.60 MW and 27,952 CRSF.

•	One lease at SC1 Phase IIA totaling 2.50 MW and 11,037 CRSF.

•	Executed one pre-lease at ACC7 Phase I totaling 2.00 MW and 8,177 CRSF with a lease term of 12.0 years. This lease is expected to commence later this quarter.

•	In addition to the SC1 Phase IIA lease noted above, commenced another lease totaling 4.55 MW and 21,911 CRSF at SC1 Phase IIA.
Year to date, we:

•	Signed five leases with a weighted average lease term of 6.5 years totaling 8.86 MW and 58,117 CRSF that are expected to generate approximately $8.9 million of annualized GAAP base rent revenue.

•
Extended the maturity of three leases totaling 3.01 MW and 23,072 CRSF by a weighted average of 1.8 years with a weighted average decrease to cash base rent of 0.7% and a weighted average increase to GAAP base rent of 6.3%.

•	Commenced five leases totaling 10.57 MW and 69,281 CRSF.

Development Update
We placed ACC7 Phase I (11.89 MW) and SC1 Phase IIA (9.10 MW) into service. SC1 Phase IIA was 77% leased and ACC7 Phase I was 17% leased at their respective placed into service dates.

We have begun development of SC1 Phase IIB (9.10 MW) and CH2 Phase I (7.10 MW). We anticipate SC1 Phase IIB will be placed into service late first quarter of 2015 and CH2 Phase I will be placed into service in the third quarter of 2015.

Balance Sheet and Liquidity
In May 2014, we exercised the accordion feature on our Unsecured Credit Facility, increasing its total capacity from $400 million to $560 million. We also amended the facility to expand the accordion feature to provide us with the option to increase the total commitment to $800 million. The interest rate was reduced 30 basis points from LIBOR + 1.85% to LIBOR + 1.55%, and the unused fee decreased 10 basis points. The facility's maturity date has been extended from March 2016 to May 2018 and still includes a one-year extension option.

In May 2014, we also executed an amendment that reduced the interest rate on our $115 million ACC3 Term loan 30 basis points from LIBOR + 1.85% to LIBOR + 1.55%.

In July 2014, we executed an amendment to our $250 million Unsecured Term Loan that reduced the interest rate from LIBOR + 1.75% to LIBOR + 1.50% and extended the maturity date from February 2019 to July 2019.

We have a common stock repurchase program that allows for purchases up to $122.2 million that expires on December 31, 2014. In the first half of 2014, we did not repurchase any shares, and $122.2 million is still available for purchase.
As of June 30, 2014, we had $56 million of cash and $560 million of available capacity under our revolving credit facility.
Dividend
Our second quarter 2014 dividend of $0.35 per share was paid on July 15, 2014. The anticipated 2014 annualized dividend of $1.40 per share represents an estimated Normalized FFO payout ratio of 58% at the midpoint of our current 2014 guidance.
Third Quarter and Full Year 2014 Guidance
Our Normalized FFO guidance range is $0.60 to $0.62 per share for the third quarter of 2014.
Our 2014 Normalized FFO guidance range was increased to $2.38 to $2.44 per share as compared to prior guidance of $2.32 to $2.40 per share. The lower end of this range assumes no additional leases will be executed through the end of this calendar year. The assumptions underlying this guidance can be found on page 15 of this earnings release.
The $0.05 per share increase in the midpoint of guidance is primarily due to:

•	Higher operating income excluding depreciation of $0.04 per share primarily from leases executed since our last earnings call and lower general and administrative expenses.

•	Lower interest expense of $0.01 per share due to lowering the interest rate on our Unsecured Term Loan, as described above, and lower projected borrowings for 2014.

Second Quarter 2014 Conference Call and Webcast Information
We will host a conference call to discuss these results today, Thursday, July 24, 2014 at 1:00 p.m. ET. To access the live call, please visit the Investor Relations section of our website at www.dft.com or dial 1-877-300-9306 (domestic) or 1-412-902-6613 (international). A replay will be available for seven days by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) using passcode 10048361. The webcast will be archived on our website for one year at www.dft.com on the Presentations & Webcasts page.
About DuPont Fabros Technology, Inc.
DuPont Fabros Technology, Inc. (NYSE: DFT) is a leading owner, developer, operator and manager of enterprise-class, carrier neutral, multi-tenant wholesale data centers. The Company's facilities are designed to offer highly specialized, efficient and safe computing environments in a low-cost operating model. The Company's customers outsource their mission critical applications and include national and international enterprises across numerous industries, such as technology, Internet content providers, media, communications, cloud-based, healthcare and financial services.  The Company's 11 data centers are located in four major U.S. markets, which total 2.75 million gross square feet and 240 megawatts of available critical load to power the servers and computing equipment of its customers. DuPont Fabros Technology, Inc., a real estate investment trust (REIT), is headquartered in Washington, DC.  For more information, please visit www.dft.com.
Forward-Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. We face many risks that could cause our actual performance to differ materially from the results contemplated by our forward-looking statements, including, without limitation, the risk that the assumptions underlying our full year and third quarter 2014 guidance are not realized, the risks related to the leasing of available space to third-party customers, including delays in executing new leases and failure to negotiate leases on terms that will enable us to achieve our expected returns, risks related to the collection of accounts and notes receivable, the risk that we may be unable to obtain new financing on favorable terms to facilitate, among other things, future development projects, the risks commonly associated with construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risk that we will not declare and pay dividends as anticipated for 2014 and the risk that we may not be able to maintain our qualification as a REIT for federal tax purposes. The periodic reports that we file with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2013 and the quarterly report for the period ended March 31, 2014 contain detailed descriptions of these and many other risks to which we are subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, our actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by our forward-looking statements. The information set forth in this news release represents our expectations and intentions only as of the date of this press release. We assume no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Revenues:
Base rent	$70,455	$65,438	$139,659	$129,570
Recoveries from tenants	29,964	25,319	61,653	48,009
Other revenues	1,531	807	2,725	1,744
Total revenues	101,950	91,564	204,037	179,323
Expenses:
Property operating costs	27,782	24,767	57,877	48,279
Real estate taxes and insurance	3,411	3,673	6,878	7,314
Depreciation and amortization	23,603	23,196	46,872	46,235
General and administrative	3,868	4,332	8,108	8,882
Other expenses	1,599	585	2,472	1,357
Total expenses	60,263	56,553	122,207	112,067
Operating income	41,687	35,011	81,830	67,256
Interest income	39	16	107	53
Interest:
Expense incurred	(7,707)	(12,505)	(15,531)	(25,442)
Amortization of deferred financing costs	(723)	(775)	(1,466)	(1,693)
Loss on early extinguishment of debt	(338)	—	(338)	(1,700)
Net income	32,958	21,747	64,602	38,474
Net income attributable to redeemable noncontrolling interests – operating partnership	(5,026)	(2,965)	(9,814)	(4,938)
Net income attributable to controlling interests	27,932	18,782	54,788	33,536
Preferred stock dividends	(6,811)	(6,811)	(13,622)	(13,622)
Net income attributable to common shares	$21,121	$11,971	$41,166	$19,914
Earnings per share – basic:
Net income attributable to common shares	$0.32	$0.19	$0.63	$0.31
Weighted average common shares outstanding	65,486,202	64,380,566	65,417,615	64,733,309
Earnings per share – diluted:
Net income attributable to common shares	$0.32	$0.18	$0.63	$0.30
Weighted average common shares outstanding	65,951,113	65,188,907	65,887,897	65,556,852
Dividends declared per common share	$0.35	$0.25	$0.70	$0.45

DUPONT FABROS TECHNOLOGY, INC.
RECONCILIATIONS OF NET INCOME TO FFO, NORMALIZED FFO AND AFFO (1)
(unaudited and in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income	$32,958	$21,747	$64,602	$38,474
Depreciation and amortization	23,603	23,196	46,872	46,235
Less: Non real estate depreciation and amortization	(185)	(229)	(357)	(471)
FFO	56,376	44,714	111,117	84,238
Preferred stock dividends	(6,811)	(6,811)	(13,622)	(13,622)
FFO attributable to common shares and OP units	49,565	37,903	97,495	70,616
Loss on early extinguishment of debt	338	—	338	1,700
Normalized FFO	$49,903	$37,903	$97,833	$72,316
Straight-line revenues, net of reserve	1,305	(2,047)	2,016	(6,654)
Amortization of lease contracts above and below market value	(598)	(597)	(1,197)	(1,195)
Compensation paid with Company common shares	1,507	1,612	3,100	3,515
Non real estate depreciation and amortization	185	229	357	471
Amortization of deferred financing costs	723	775	1,466	1,693
Improvements to real estate	(595)	(3,548)	(1,020)	(4,357)
Capitalized leasing commissions	(1,550)	(56)	(1,577)	(168)
AFFO	$50,880	$34,271	$100,978	$65,621
FFO attributable to common shares and OP units per share - diluted	$0.61	$0.47	$1.20	$0.87
Normalized FFO per share - diluted	$0.61	$0.47	$1.20	$0.89
AFFO per share - diluted	$0.62	$0.42	$1.24	$0.80
Weighted average common shares and OP units outstanding - diluted	81,529,141	81,119,817	81,480,797	81,605,473

(1) Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, impairment charges on depreciable real estate assets and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We also present FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.
We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.
While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.
We present FFO with adjustments to arrive at Normalized FFO. Normalized FFO is FFO attributable to common shares and units excluding gain or loss on early extinguishment of debt and gain or loss on derivative instruments. We also present FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is Normalized FFO excluding straight-line revenue, compensation paid with Company common shares, below market lease amortization net of above market lease amortization, non real estate depreciation and amortization, amortization of deferred financing costs, improvements to real estate and capitalized leasing commissions. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. We use AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Income producing property:
Land	$81,006	$75,956
Buildings and improvements	2,524,016	2,420,986
	2,605,022	2,496,942
Less: accumulated depreciation	(457,696)	(413,394)
Net income producing property	2,147,326	2,083,548
Construction in progress and land held for development	310,935	302,068
Net real estate	2,458,261	2,385,616
Cash and cash equivalents	56,141	38,733
Rents and other receivables, net	10,443	12,674
Deferred rent, net	148,022	150,038
Lease contracts above market value, net	8,604	9,154
Deferred costs, net	40,140	39,866
Prepaid expenses and other assets	49,659	44,507
Total assets	$2,771,270	$2,680,588
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$—	$—
Mortgage notes payable	115,000	115,000
Unsecured term loan	250,000	154,000
Unsecured notes payable	600,000	600,000
Accounts payable and accrued liabilities	24,089	23,566
Construction costs payable	25,032	45,444
Accrued interest payable	10,588	9,983
Dividend and distribution payable	34,243	25,971
Lease contracts below market value, net	8,783	10,530
Prepaid rents and other liabilities	64,058	56,576
Total liabilities	1,131,793	1,041,070
Redeemable noncontrolling interests – operating partnership	419,801	387,244
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized:
Series A cumulative redeemable perpetual preferred stock, 7,400,000 issued and outstanding at June 30, 2014 and December 31, 2013	185,000	185,000
Series B cumulative redeemable perpetual preferred stock, 6,650,000 issued and outstanding at June 30, 2014 and December 31, 2013	166,250	166,250
Common stock, $.001 par value, 250,000,000 shares authorized, 65,831,672 shares issued and outstanding at June 30, 2014 and 65,205,274 shares issued and outstanding at December 31, 2013	66	65
Additional paid in capital	868,360	900,959
Retained earnings	—	—
Total stockholders’ equity	1,219,676	1,252,274
Total liabilities and stockholders’ equity	$2,771,270	$2,680,588

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Six months ended June 30,
	2014	2013
Cash flow from operating activities
Net income	$64,602	$38,474
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	46,872	46,235
Loss on early extinguishment of debt	338	1,700
Straight line revenues, net of reserve	2,016	(6,654)
Amortization of deferred financing costs	1,466	1,693
Amortization of lease contracts above and below market value	(1,197)	(1,195)
Compensation paid with Company common shares	3,100	3,515
Changes in operating assets and liabilities
Rents and other receivables	2,231	(3,219)
Deferred costs	(442)	(205)
Prepaid expenses and other assets	(6,229)	(10,650)
Accounts payable and accrued liabilities	(994)	2,260
Accrued interest payable	605	(254)
Prepaid rents and other liabilities	6,260	14,087
Net cash provided by operating activities	118,628	85,787
Cash flow from investing activities
Investments in real estate – development	(128,068)	(20,516)
Interest capitalized for real estate under development	(6,163)	(504)
Improvements to real estate	(1,020)	(4,357)
Additions to non-real estate property	(283)	(24)
Net cash used in investing activities	(135,534)	(25,401)
Cash flow from financing activities
Line of credit:
Proceeds	—	72,000
Repayments	—	(30,000)
Mortgage notes payable:
Proceeds	—	115,000
Lump sum payoffs	—	(138,300)
Repayments	—	(1,300)
Unsecured term loan:
Proceeds	96,000	—
Payments of financing costs	(2,816)	(3,036)
Exercises of stock options	3,457	—
Common stock repurchases	—	(37,792)
Dividends and distributions:
Common shares	(39,333)	(25,597)
Preferred shares	(13,622)	(13,622)
Redeemable noncontrolling interests – operating partnership	(9,372)	(6,944)
Net cash provided by (used in) financing activities	34,314	(69,591)
Net increase (decrease) in cash and cash equivalents	17,408	(9,205)
Cash and cash equivalents, beginning	38,733	23,578
Cash and cash equivalents, ending	$56,141	$14,373
Supplemental information:
Cash paid for interest	$21,089	$26,200
Deferred financing costs capitalized for real estate under development	$354	$34
Construction costs payable capitalized for real estate under development	$25,032	$5,762
Redemption of operating partnership units	$2,400	$69,900
Adjustments to redeemable noncontrolling interests - operating partnership	$36,047	$2,111

DUPONT FABROS TECHNOLOGY, INC.
Operating Properties
As of July 1, 2014

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Computer Room Square Feet ("CRSF") (2)	CRSF % Leased (3)	CRSF % Commenced (4)	Critical Load MW (5)	Critical Load % Leased (3)	Critical Load % Commenced (4)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	100%	100%	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	100%	100%	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	100%	100%	36.4	100%	100%
ACC5	Ashburn, VA	2009-2010	360,000	176,000	98%	98%	36.4	98%	98%
ACC6	Ashburn, VA	2011-2013	262,000	130,000	100%	100%	26.0	100%	100%
CH1	Elk Grove Village, IL	2008-2012	485,000	231,000	100%	100%	36.4	100%	100%
NJ1 Phase I (6)	Piscataway, NJ	2010	180,000	88,000	64%	64%	18.2	52%	52%
SC1 Phase I	Santa Clara, CA	2011	180,000	88,000	100%	100%	18.2	100%	100%
VA3	Reston, VA	2003	256,000	147,000	94%	94%	13.0	95%	95%
VA4	Bristow, VA	2005	230,000	90,000	100%	100%	9.6	100%	100%
Subtotal – stabilized			2,534,000	1,255,000	97%	97%	218.5	95%	95%
Completed, not Stabilized
SC1 Phase IIA	Santa Clara, CA	2014	90,000	44,000	75%	75%	9.1	77%	77%
Subtotal – non-stabilized			90,000	44,000	75%	75%	9.1	77%	77%
Total Operating Properties			2,624,000	1,299,000	96%	96%	227.6	95%	95%

(1)	Stabilized operating properties are either 85% or more leased and commenced or have been in service for 24 months or greater.

(2)
Gross building area is the entire building area, including CRSF (the portion of gross building area where our customers' computer servers are located), common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our customers.

(3)
Percentage leased is expressed as a percentage of CRSF or critical load, as applicable, that is subject to an executed lease. Leases executed as of July 1, 2014 represent $286 million of base rent on a GAAP basis and $300 million of base rent on a cash basis over the next twelve months. Both amounts include $18 million of revenue from management fees over the next twelve months.

(4)	Percentage commenced is expressed as a percentage of CRSF or critical load, as applicable, where the lease has commenced under generally accepted accounting principles.

(5)
Critical load (also referred to as IT load or load used by customers' servers or related equipment) is the power available for exclusive use by customers expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).

(6)	As of July 23, 2014, NJ1 Phase I was 59% leased on a critical load basis and 70% leased on a CRSF basis.

DUPONT FABROS TECHNOLOGY, INC.
Lease Expirations
As of July 1, 2014

The following table sets forth a summary schedule of lease expirations at our operating properties for each of the ten calendar years beginning with 2014. The information set forth in the table below assumes that customers exercise no renewal options and takes into account customers’ early termination options in determining the life of their leases under GAAP.

Year of Lease Expiration	Number of Leases Expiring (1)	CRSF of Expiring Commenced Leases (in thousands) (2)	% of Leased CRSF	Total kW of Expiring Commenced Leases (2)	% of Leased kW	% of Annualized Base Rent (3)
2014 (4)	1	5	0.4%	1,137	0.5%	0.7%
2015	4	70	5.6%	13,812	6.4%	6.4%
2016	4	32	2.6%	4,686	2.2%	2.4%
2017	14	102	8.2%	18,106	8.5%	8.4%
2018	20	203	16.3%	38,566	17.9%	17.8%
2019	16	247	19.9%	42,287	19.6%	18.1%
2020	10	106	8.5%	16,496	7.7%	8.4%
2021	9	159	12.8%	27,682	12.8%	13.2%
2022	6	75	6.0%	12,812	5.9%	6.9%
2023	4	48	3.9%	6,475	3.0%	2.7%
After 2023	12	196	15.8%	33,425	15.5%	15.0%
Total	100	1,243	100%	215,484	100%	100%

(1)	Represents 34 customers with 100 lease expiration dates. Top four customers represent 62% of annualized base rent.

(2)	CRSF is that portion of gross building area where customers locate their computer servers. One MW is equal to 1,000 kW.

(3)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) multiplied by 12 for commenced leases as of July 1, 2014.

(4)	In July 2014, this lease was renewed for two years and now expires in 2016.

DUPONT FABROS TECHNOLOGY, INC.
Development Projects
As of June 30, 2014
($ in thousands)

Property	Property Location	Gross Building Area (1)	CRSF (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	CRSF % Pre- leased	Critical Load % Pre- leased

Current Development Projects
ACC7 Phase I (6)	Ashburn, VA	126,000	70,000	11.9	$90,000 - $95,000	$90,589	12%	17%
SC1 Phase IIB	Santa Clara, CA	90,000	44,000	9.1	107,000 - 113,000	63,636	—%	—%
CH2 Phase I	Elk Grove Village, IL	93,000	46,000	7.1	70,000 - 80,000	6,853	—%	—%
		309,000	160,000	28.1	267,000 - 288,000	161,078

Future Development Projects/Phases
ACC7 Phases II to IV	Ashburn, VA	320,000	176,000	29.7	87,000 - 93,000	86,544
CH2 Phases II to III	Elk Grove Village, IL	243,000	120,000	18.5	120,000 - 130,000	14,542
NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2	39,212	39,212
		743,000	384,000	66.4	$246,212 - $262,212	140,298
Land Held for Development
ACC8	Ashburn, VA	100,000	50,000	10.4		4,069
SC2	Santa Clara, CA	200,000	125,000	26.0		5,490
		300,000	175,000	36.4		9,559
Total		1,352,000	719,000	130.9		$310,935

(1)
Gross building area is the entire building area, including CRSF (the portion of gross building area where our customers’ computer servers are located), common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our customers. The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(2)	CRSF is that portion of gross building area where customers locate their computer servers. The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(3)
Critical load (also referred to as IT load or load used by customers’ servers or related equipment) is the power available for exclusive use by customers expressed in terms of MW or kW (1 MW is equal to 1,000 kW). The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(4)
Current development projects include land, capitalization for construction and development and capitalized interest and operating carrying costs, as applicable, upon completion. Future development projects/phases include land, shell and underground work through Phase I opening only.

(5)	Amount capitalized as of June 30, 2014. Future development projects/phases include land, shell and underground work through Phase I opening only.

(6)	ACC7 Phase I was placed into service in July 2014.

DUPONT FABROS TECHNOLOGY, INC.
Debt Summary as of June 30, 2014
($ in thousands)

	June 30, 2014
	Amounts	% of Total	Rates	Maturities (years)
Secured	$115,000	12%	1.7%	3.7
Unsecured	850,000	88%	4.7%	6.5
Total	$965,000	100%	4.3%	6.1

Fixed Rate Debt:
Unsecured Notes due 2021	$600,000	62%	5.9%	7.2
Fixed Rate Debt	600,000	62%	5.9%	7.2
Floating Rate Debt:
Unsecured Credit Facility	—	—	—	3.9
Unsecured Term Loan	250,000	26%	1.9%	4.6
ACC3 Term Loan	115,000	12%	1.7%	3.7
Floating Rate Debt	365,000	38%	1.8%	4.4
Total	$965,000	100%	4.3%	6.1

Note:	We capitalized interest and deferred financing cost amortization of $3.4 million and $6.5 million during the three and six months ended June 30, 2014, respectively.

Debt Maturity as of June 30, 2014
($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates
2014	—		—		—	—	—
2015	—		—		—	—	—
2016	—		3,750	(2)	3,750	0.4%	1.7%
2017	—		8,750	(2)	8,750	0.9%	1.7%
2018	—		102,500	(2)	102,500	10.6%	1.7%
2019	—		250,000	(3)	250,000	25.9%	1.9%
2020	—		—		—	—	—
2021	600,000	(1)	—		600,000	62.2%	5.9%
Total	$600,000		$365,000		$965,000	100%	4.3%

(1)	The 5.875% Unsecured Notes mature on September 15, 2021.

(2)
The ACC3 Term Loan matures on March 27, 2018 with no extension option. Quarterly principal payments of $1.25 million begin on April 1, 2016, increase to $2.5 million on April 1, 2017 and continue through maturity.

(3)	The Unsecured Term Loan matures on July 21, 2019 with no extension option.

DUPONT FABROS TECHNOLOGY, INC.
Selected Unsecured Debt Metrics(1)

	6/30/14	12/31/13
Interest Coverage Ratio (not less than 2.0)	5.9	5.8

Total Debt to Gross Asset Value (not to exceed 60%)	30.0%	28.2%

Secured Debt to Total Assets (not to exceed 40%)	3.6%	3.7%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	331.5%	364.8%

(1)	These selected metrics relate to DuPont Fabros Technology, LP's outstanding unsecured notes. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of June 30, 2014
(in thousands except per share data)

Line of Credit				$—
Mortgage Notes Payable				115,000
Unsecured Term Loan				250,000
Unsecured Notes				600,000
Total Debt				965,000	27.5%
Common Shares	81%	65,832
Operating Partnership (“OP”) Units	19%	15,571
Total Shares and Units	100%	81,403
Common Share Price at June 30, 2014		$26.96
Common Share and OP Unit Capitalization			$2,194,625
Preferred Stock ($25 per share liquidation preference)			351,250
Total Equity				2,545,875	72.5%
Total Market Capitalization				$3,510,875	100.0%

DUPONT FABROS TECHNOLOGY, INC.
Common Share and OP Unit
Weighted Average Amounts Outstanding

	Q2 2014	Q2 2013	YTD Q2 2014	YTD Q2 2013
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares - basic	65,486,202	64,380,566	65,417,615	64,733,309
Shares issued from assumed conversion of:
- Restricted Shares	107,236	51,954	103,570	75,837
- Stock Options	357,675	756,387	366,712	747,706
- Performance Units	—	—	—	—
Total Common Shares - diluted	65,951,113	65,188,907	65,887,897	65,556,852

Weighted Average Amounts Outstanding for FFO, Normalized FFO and AFFO Purposes:

Common Shares - basic	65,486,202	64,380,566	65,417,615	64,733,309
OP Units - basic	15,578,028	15,930,910	15,592,900	16,048,621
Total Common Shares and OP Units	81,064,230	80,311,476	81,010,515	80,781,930
Shares and OP Units issued from assumed conversion of:
- Restricted Shares	107,236	51,954	103,570	75,837
- Stock Options	357,675	756,387	366,712	747,706
- Performance Units	—	—	—	—
Total Common Shares and Units - diluted	81,529,141	81,119,817	81,480,797	81,605,473

Period Ending Amounts Outstanding:
Common Shares	65,831,672
OP Units	15,571,237
Total Common Shares and Units	81,402,909

DUPONT FABROS TECHNOLOGY, INC.
2014 Guidance
The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q3 2014 per share	Expected 2014 per share
Net income per common share and unit - diluted	$0.30 to $0.32	$1.19 to $1.25
Depreciation and amortization, net	0.30	1.19

FFO per share - diluted (1)	$0.60 to $0.62	$2.38 to $2.44
Loss on early extinguishment of debt	—	—
Normalized FFO per share - diluted (1)	$0.60 to $0.62	$2.38 to $2.44

2014 Debt Assumptions

Weighted average debt outstanding	$976.0 million
Weighted average interest rate (one month LIBOR average 0.16%)	4.45%

Total interest costs	$43.4 million
Amortization of deferred financing costs	3.7 million
Interest expense capitalized	(9.7) million
Deferred financing costs amortization capitalized	(0.6) million
Total interest expense after capitalization	$36.8 million

2014 Other Guidance Assumptions

Total revenues	$410 to $415 million
Base rent (included in total revenues)	$284 to $288 million
Straight-line revenues (included in base rent) (2)	$(6) to $(8) million
General and administrative expense	$16 to $17 million
Investments in real estate - development (3)	$270 to $290 million
Improvements to real estate excluding development	$4 million
Preferred stock dividends	$27 million
Annualized common stock dividend	$1.40 per share
Weighted average common shares and OP units - diluted	81 million
Common share repurchase	No amounts budgeted
Acquisitions of income producing properties	No amounts budgeted

(1)	For information regarding FFO and Normalized FFO, see “Reconciliations of Net Income to FFO, Normalized FFO and AFFO” on page 6 of this earnings release.

(2)	Straight-line revenues are projected to reduce total revenues in 2014 as cash rents are projected to be higher than GAAP rents.

(3)	Represents cash spend expected in 2014 for the ACC7 Phase I, SC1 Phase IIA, SC1 Phase IIB and CH2 Phase I developments.